UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road, Building III, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 1, 2023, the Company and Nicole Sandford entered into an amended and restated employment agreement (the “Sandford Agreement”) effective March 1, 2023. Pursuant to the Sandford Agreement, the Company will pay Ms. Sandford an annual base salary of $500,000. In addition, Ms. Sandford will be eligible for a discretionary bonus of up to 75% of her salary, with the amount to be determined by the Board in its sole and absolute discretion. During the term of her employment, Ms. Sandford will be entitled to the Company’s standard benefits covering employees at her level. If Ms. Sandford is terminated without cause or resigns for good reason (as these terms are defined in the Sandford Agreement), and provided that she complies with certain requirements (including signing a standard separation agreement release), under the Sandford Agreement: (i) she will be entitled to continued payment of her base salary as then in effect for a period of nine (9) months following the date of termination; and (ii) she will be entitled to continued health and dental benefits through COBRA premiums paid by the Company until the earlier of nine (9) months after termination or the time that she obtains employment with reasonably comparable or greater health and dental benefits. Additionally, the Employment Agreement provides that if Ms. Sandford’s employment is terminated without cause or for good reason within the 12-month period following a change of control (as such term is defined in the Sandford Agreement), then, in addition to the benefits above, 100% of any then-unvested options to purchase Company common stock previously granted by the Company will vest upon the date of such termination (subject to earlier expiration at the end of the option’s original term). The Sandford Agreement also contains a non-solicitation provision that applies until 12 months after the termination of the Sandford Agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Aspira Women’s Health Inc. and Nicole Sandford effective March 1, 2023*
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted in accordance with SEC rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date:	March 2, 2023	By:	/s/ Marlene McLennan
Marlene McLennan
Interim Chief Financial Officer